Exhibit 99(a)(1)(C)

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS

YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL

NOTICE OF WITHDRAWAL OF TENDER

Regarding Shares in

INTEGRITY CAPITAL INCOME FUND, INC.

Tendered Pursuant to the Offer to Purchase
 Dated September 23, 2016

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
 RECEIVED BY INTEGRITY CAPITAL INCOME FUND, INC. BY,
11:59 P.M., MOUNTAIN TIME, ON OCTOBER 24, 2016,
UNLESS THE OFFER IS EXTENDED.

Complete This Notice of Withdrawal And Return To:

Integrity Capital Income Fund, Inc.
Attn: President
13540 Meadowgrass Drive, Suite 100
Colorado Springs, Colorado, 80921

Phone: (719) 955-4801

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its Shares in Integrity Capital Income Fund, Inc. (the "Fund"), or the tender of a portion of its Shares, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated ____________.

Such tender was in the amount of:

[ ]	The undersigned's entire limited liability company interest.

[ ]	A portion of the undersigned's limited liability company interest expressed as a specific dollar value.

$_______________________

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares in the Fund (or portion of Shares) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Investor

Print Name of Investor	Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory
Date: ______________